                                                  EX-99.B(e)amendpua1

                           SECOND AMENDMENT OF
                    PRINCIPAL UNDERWRITING AGREEMENT

    This amendment ("Second Amendment") to the Principal Underwriting
Agreement, dated May 1, 1990 ("Principal Underwriting Agreement") by and
between United Investors Life Insurance Company ("United Investors"), on
its own behalf and on behalf of United Investors Life Variable Account
("Variable Account"), and Waddell & Reed, Inc. ("W&R")(a copy of which is attached hereto as Exhibit "A"), as amended by the Agreement Amending
Principal Underwriting Agreement ("First Amendment"), dated the March 3,
1998 (a copy of which is attached hereto as Exhibit "B") is made effective as of the 31st day of December, 1998, except as otherwise provided herein.

    1. The parties hereunto agree as follows:

         a. To rescind the provision for termination of the Principal
Underwriting   Agreement contained in the First Amendment and extend the
Principal Underwriting Agreement for the term provided in Section 16 thereof.

         b. The preamble of the Principal Underwriting Agreement shall be amended by inserting ", United Investors Annuity Variable Account and
United    Investors Universal Life Variable Account" after the phrase
"United Investors   Life Variable Account" in line four.

         c. The preamble of the Principal Underwriting Agreement shall be
further   amended by inserting "collectively referred to herein as the"
before the phrase   "Variable Account" in line four.

         d. The first recital shall be amended by inserting ", deferred variable  annuity policies and flexible premium variable life insurance policies" after the phrase "flexible premium variable life insurance policies" in line four.

    2. The amendments to the Principal Underwriting Agreement adding
"United Investors Annuity Variable Account" and ", deferred variable annuity policies" shall be effective retroactively to May 1, 1990. The amendments to the Principal Underwriting Agreement adding "United Investors
Universal Life Variable Account" and "and flexible premium variable life insurance policies" shall be effective retroactively to April 18, 1997.

    3. In all other respects, the Principal Underwriting Agreement is unchanged, and the parties ratify and confirm the Principal Underwriting
Agreement, as amended by this Second Amendment.

    IN WITNESS WHEREOF, the parties have executed this Second
Amendment by their duly authorized representatives to become effective as provided herein.

                             UNITED INVESTORS LIFE INSURANCE COMPANY

                             By:  /s/ Anthony L. McWhorter
                             ------------------------------
                             Its:  President

                             TARGET/UNITED FUNDS, INC.

                             By:  /s/ Robert L. Hechler
                             ------------------------------
                             Its:  President